                                                                   EXHIBIT 10.47


                              EMPLOYMENT AGREEMENT


         Employment Agreement ("Agreement") dated as of December 1, 1997 between Skyline Multimedia Entertainment, Inc., a New York corporation (the "Company"), and Zalman Silber (the "Executive").

                                    ARTICLE I
                                   EMPLOYMENT
           The Company hereby employs Executive, and Executive accepts employment with the Company, upon the following terms and conditions:

         1.1 (a) Employment. The Company hereby employs Executive, and Executive agrees to serve, as the President and Chief Executive Officer of the Company and its subsidiaries (the "Subsidiaries") during the term of this Agreement. Subject to the Board of Directors of the Company and the Board of Directors of each Subsidiary, the Executive shall actively manage, and have responsibility for and supervision over, the business activities and affairs of the Company and the Subsidiaries, and he shall manage, supervise and direct its and their officers, employees and agents. The Executive agrees to devote as much business time and attention and best efforts to the affairs of the Company and the Subsidiaries during the term of this Agreement as is reasonably necessary to fulfill Executive's responsibilities hereunder.

             (b) Board of Directors. The Company agrees that during the term of this Agreement it will use its best efforts to cause the Executive to be nominated and elected to the Company's Board of Directors, and will vote its stock to elect the Executive to the Board of Directors of each Subsidiary.


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         1.2 Term. The Employment of the Executive by the Company under the terms and conditions of this Agreement will commence as of December 1, 1997 and continue until December 31, 1998, and shall be automatically renewed for successive one year terms through December 31, 2000 (the "Term", and each one year renewal, a "Renewal Term") upon the achievement of certain performance goals for each such calendar year as established by the Board of Directors, unless terminated sooner in accordance with the provisions of Article IV; provided, however, that this Agreement shall be automatically renewed for successive one year terms in the event such performance goals are not achieved and the Board of Directors does not provide Executive with notice of termination of this Agreement pursuant to Section 4.1(c)(vi) hereunder within ten (10) days of determination of whether or not such performance goals have been achieved.

                                   ARTICLE II
                                  COMPENSATION


         2.1 (a) Annual Salary. During the Term the Company shall pay to the Executive an annual salary of $275,000 (the "Base Salary") payable in equal installments every two weeks. Executive shall be entitled to a salary increase at the sole discretion of the Board of Directors.

             (b) Bonus. Executive shall be entitled to receive an annual bonus at the sole discretion of the Board of Directors.

            (c) Performance Bonus. In additional to any other compensation to be received pursuant to this Agreement, Executive shall be entitled to receive, commencing with the 1998 calendar year, a performance bonus (the "Performance Bonus") based on satisfying the criteria, and in the amounts, set forth in the Performance Bonus Award established by the Board of Directors or any compensation committee thereof for each calendar year which ends during the Term (or a partial


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calendar year in the case of death or a Permanent Disability determination). The
Performance Bonus shall be paid in cash periodically as the Board directs, but no less frequently than annually promptly after the close of each calendar year.

         2.2 Reimbursement of Expenses. The Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company or any Subsidiary, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

         2.3 Automobile. At the Executive's option, the Company shall pay directly, or shall reimburse the Executive, for the full cost of leasing an automobile selected by the Executive. The Company shall also pay directly, or reimburse the Executive, for all reasonable costs and expenses incurred by the Executive in connection with the maintenance, insurance and operation of the automobile.

         2.4 Benefits. The Company shall pay to Executive the annual cost of a disability insurance policy which provides for payments equal to 75% of Base Salary during the term of disability, with payments commencing two months after the commencement of the disability. The Executive shall be entitled to participate in and be covered by all health, insurance, pension and other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit Plans") for its executive employees generally, subject to meeting applicable eligibility requirements. Additionally, the Company shall reimburse Executive for the annual cost of a life insurance policy on the life of Executive which provides for payment of an aggregate of one million dollars to Executive's designated beneficiaries.



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         2.5 Vacations and Holidays. During the Term, the Executive shall be entitled to an annual vacation leave of a minimum of four weeks at full pay. The Executive shall also be entitled to such holidays as are established by the Company for all employees and such other religious holidays as is customary pursuant to Executive's religious practice.

                                   ARTICLE III
                        CONFIDENTIALITY AND NONDISCLOSURE

         3.1 Confidentiality. The Executive will not during his employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use, or permit the use of, any trade secrets or confidential information relating to the Company or any Subsidiary (the "Confidential Information") except as required by law. "Confidential Information" shall include the terms of any lease for space, the terms of any agreement for the development of any simulator, film, hardware, software or technology related thereto, the terms of any license agreement relating to any of the foregoing, and all information denominated as "Confidential" and made available only on a restricted basis; provided however, that "Confidential Information" shall not include information which comes into the public domain through no fault of Executive or which Executive obtains after the termination of employment with the Company or otherwise from a third party who, to the knowledge of Executive, has the right to disclose such information.

         3.2 Return of Company Material. Executive shall promptly deliver to the Company on termination of Executive's employment with the Company, for whatever the reason, or at any time the Company may so request, all Company or Subsidiary memoranda, notes, records, reports, manuals, drawings, computer software, and all documents containing Confidential Information belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control.


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         3.3 Non-Competition. Subject to Section 4.3(c) of this Agreement, during the Term and any Renewal Term and for a two-year period thereafter (the "Non-Compete Period") the Executive will not, directly or indirectly, without the consent of the Board of Directors of the Company: (i) own, manage, operate, join, control, or participate in or be connected with, as an officer, employee partner, stockholder, director, adviser, consultant, or agent (whether paid or unpaid), any business, which is at the time engaged in any activities which compete with the business of the Company or any Subsidiary, including, but not limited to, (a) engaging in the food or souvenir concession business at the same or adjacent locations to where the Company or any Subsidiary conducts business, and (b) leasing space or entering into licensing arrangements to provide simulated rides, virtual reality arcade games or theater-based attractions, where tickets are sold to the public, at the same or adjacent locations to where the Company or any Subsidiary conducts business; the foregoing provision being also intended to prohibit Executive from acquiring or holding in excess of 5% of any issue of stock or securities of any Company which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities; (ii) utilize any employees of the Company to perform any service which conflicts with their full-time employment with the Company or otherwise take actions which result in the termination of any employee's relationship with the Company; provided, however, that notwithstanding any other provision contained in this Agreement, in the event of termination of Executive for any reason, the restrictions contained in this
Section 3.3 shall be effective only for so long as the Company continues to pay Executive his then monthly base Salary in advance during the Non-Compete Period.

         3.4 Right to Injunctive and Equitable Relief. As a result of Executive's position as founder and a principal shareholder of the Company, Executive's obligations not to disclose or use Confidential Information and to refrain from the activities described in this Article III are of a special


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and unique character which gives them a peculiar value, and which is supported by valuable consideration. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event Executive breaches such obligations. Therefore, the Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

                                   ARTICLE IV
                                   TERMINATION

         4.1 Termination by the Company. The Board of Directors may terminate the Executive's employment hereunder as follows:

              (a) Upon the death of Executive, whereupon this Agreement shall immediately terminate;

              (b) Upon a determination of Permanent Disability; "Permanent Disability" shall mean a physical or mental incapacity as a result of which Executive becomes totally unable to continue the performance of his duties hereunder for a period of 180 consecutive days or an aggregate of 270 days in any 24-month period. A determination of Permanent Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or, in the event of Executive's incapacity to designate a doctor, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical doctor



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and the two doctors so nominated shall select a third doctor, who shall make the determination as to the occurrence and continuance of a Permanent Disability; or

              (c) For cause. "Cause" shall mean only the following:

                  (i) the willful and, after notice and an opportunity to cure, continued failure by Executive to substantially perform his duties hereunder (other than such failure resulting from Executive's incapacity due to physical or mental illness);

                  (ii) willful and, after notice and an opportunity to cure, continued misconduct by Executive (which includes a willful breach of a material term of this Agreement by Executive in the performance of his duties hereunder);

                  (iii) conviction of a felony relating to the performance of Executive's duties to the Company;

                  (iv) willful theft from the Company;

                  (v) a willful violation of any law, rule or regulation, or the imposition of a final order issued by any regulatory authority against the Company, which, in any event, prohibits Executive from holding an executive position with the Company or any Subsidiary; or

                  (vi) the failure to achieve the performance goals for any calendar year of the Term or Renewal Term as set forth in the Performance Bonus Award.

         For purposes of this Agreement, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in bad faith and without a reasonable belief that such action or omission by Executive was in the best interests of the Company, and no termination by the Company for "Cause" shall be effective unless Executive shall have been given written notice of the breaches of this Section 4.1(c) and a period of 60 days within which to cure any such breach, or if not curable, Executive shall be given, within 30 days after the giving of


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such notice of breach of this Section 4.1(c) by the Company, an opportunity to make a presentation to the Board at a meeting of the Board. Following such meeting, the Board shall determine whether to terminate Executive's services for "Cause" pursuant to this Section 4.1(c) and shall notify Executive of its decision.

         4.2 Termination by Executive for Good Reason. Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean and shall be deemed to exist if, without the prior written consent or written waiver of Executive, (i) Executive is assigned duties or responsibilities that are inconsistent in any material respect with the scope of the duties or responsibilities associated with his titles or position, as set forth in this Agreement (or which he may receive during the Term), (ii) Executive's duties or responsibilities are significantly reduced, except with respect to any corporate action initiated or recommended by Executive and approved by the Board, (iii) the Company fails to provide Executive the Performance Bonus as required under this Agreement and the Performance Bonus Award, (iv) the Company fails to perform substantially any material term or provision of this Agreement, (v) Executive's office location is relocated to one that is more than ten (10) miles from the location at which Executive was based immediately prior to the relocation, (vi) the Company fails to obtain the full assumption of this Agreement by a successor entity (whether as a result of merger, reorganization or otherwise), or (vii) Executive is not elected to the Board or is not reelected thereto or is forced to resign therefrom for any reason not constituting Cause. Termination by Executive pursuant to this Section
4.2 shall be effective on the date that Executive first provides written notice to the Board of the events specified in this Section 4.2(i-vii).

         4.3 Severance Payments.


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              (a) Termination for Cause. In the event of termination pursuant to
Section 4.1(c), Executive shall receive no severance, and shall be entitled to receive, in lieu of any other payments or benefits, his accrued but unpaid salary at the rate provided in Section 2.1(a) (as increased from time to time by the Board), plus any amounts due but unpaid for any prior completed fiscal or calendar year including any Performance Bonus for such prior calendar year and any discretionary bonuses for any prior calendar or fiscal year, and any reimbursable expenses incurred prior to the date of termination (collectively, the "Accrued Obligations").

              (b) Termination as a Result of Death. In the event of termination pursuant to Section 4.1(a), Executive's estate or beneficiaries, as the case may be, shall be entitled to receive, in addition to any other payments or benefits hereunder, (i) the proceeds from any insurance policies paid for by the Company in favor of Executive's estate or beneficiaries, (ii) any Accrued Obligations,
(iii) all unpaid salary, whether or not accrued, remaining through the final Renewal Term, and (iv) an amount equal to $900,000 offset by any Performance Bonus amounts received under this Agreement. Such amounts shall be paid promptly in a lump sum in cash. In addition, all options that are unvested at the date of termination shall vest, and the restriction on any options or stock held by Executive shall terminate.

              (c) Termination Without Cause or For Good Reason. In the event of termination by the Company without Cause or by Executive for Good Reason, Executive shall be entitled to receive (i) Accrued Obligations through the date of termination, plus (ii) all unpaid salary, whether or not accrued, remaining through the final Renewal Term, plus (iii) an amount equal to $900,000 offset by any Performance Bonus amounts received under this Agreement (each of the amounts in subclauses (i) through (iii) payable in a lump sum in cash within 30 days after the date of termination, (iv) continuation, at the Company's expense, of any group health (which may be


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provided by payment of COBRA continuation coverage premiums), life insurance and long-term disability coverages at the levels in effect on Executive's date of termination for a period of eighteen months following such date of termination (or Executive shall receive from the Company the economic equivalent of such coverages in cash), and (v) all options that are unvested at the date of termination shall vest, and the restriction on any options or stock held by Executive shall terminate. Additionally, in the event of termination of Executive by the Company without Cause or by Executive for Good Reason, the restrictions contained in Section 3.3 of this Agreement shall terminate as of such termination date and be of no further force and effect for any purpose.

              (d) Voluntary Termination. If Executive shall voluntarily resign for other than Good Reason, he shall be entitled only to Accrued Obligations through the effective date of such resignation or voluntary termination, and that any such amounts shall be promptly paid in a lump sum in cash.

              (e) Termination due to Permanent Disability. If Executive's employment hereunder is terminated as a result of Permanent Disability, in lieu of any other payments or benefits (other than any such disability benefits he may receive), he shall be paid a single lump sum in cash within thirty (30) days of the date of his termination, an amount equal to (i) all Accrued Obligations,
(ii) all unpaid salary, whether or not accrued, remaining through the Final Renewal Term, plus (iii) an amount equal to $900,000 offset by any Performance Bonus amounts received under this Agreement. In addition the unvested portion of any options held by Executive on such date shall vest, and any restriction on any options or stock held by Executive shall terminate.

              (f) General Release. Prior to Executive's receipt of any severance payment under this Section 4.3, Executive shall issue a general release to the Company in such form as the Company may reasonably require, which release shall extinguish all actual or potential claims or causes of


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action he has, may have had, or hereafter may have against the Company. The
Company shall simultaneously provide a release to Executive in the form mutatis mutandis given to the Company by Executive.

              (g) Other Payments Upon Termination. If notice of termination of Executive is given by Executive or the Company, Executive shall continue to receive his Base Salary (as increased from time to time by the Board), bonus payments and benefits as provided in Article II until the date of termination, and shall also be entitled to reimbursement for reimbursable expenses as set forth in Section 2.2.

              (h) Company's Option to Terminate Executive after Notice of Termination. The Company, or, if notice is given by the Company, the Executive, may, at any time during the period after notice of termination by Executive or the Company and before the date of termination specified in the notice given in accordance with Section 4.1 or Section 4.2, as the case may be (the "Notice Period"), elect to terminate this Agreement and Executive's employment hereunder immediately. In such event the Company shall pay Executive an amount equal to all Accrued Obligations he would have received or been entitled to for the duration of the Notice Period at the rate provided in Article II. Such amounts shall be paid within thirty (30) days after the election pursuant to this
Section 4.3(h). Nothing contained in this Section 4.3(h) shall be deemed to reduce in any way any amounts due Executive pursuant to any other term or provision of this Article IV.

                                    ARTICLE V
                ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY

        5.1 Merger etc.; Change of Control


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              (a) In the event of a future disposition of the properties and business of the Company substantially as an entirety by merger, consolidation, sale of assets, reorganization or otherwise, then the Company may elect:

                  (i) to assign this Agreement and all of its rights and obligations hereunder to the acquiring, surviving or reorganized entity; provided that such entity shall assume in writing all of the obligations of the Company hereunder; and provided further, that the Company (in the event and so long as it remains in existence) shall remain liable for the performance of its obligations hereunder in the event of a breach of this Agreement by the acquiring, surviving or reorganized entity; or

                  (ii) in addition to its other rights of termination, to terminate this Agreement upon at least 90 days' written notice and by paying Executive an amount equal to (a) all Accrued Obligations through the date of termination, (b) all unpaid salary, whether or not accrued, remaining through the final Renewal Term, plus (c) an amount equal to $900,000 offset by any Performance Bonus amounts received under this Agreement, all such amounts pursuant to subclauses (a) through (c) shall be payable in a single lump sum within 30 days after the date of termination. In addition, upon the date of termination hereunder, (A) all options which the Executive then holds which are not vested shall immediately vest, (B) the restrictions on any stock held by Executive shall terminate, (C) Executive, at the Company's expense, shall continue to be a participant in any group health (which may be provided by payment of the COBRA continuation coverage premiums), life insurance and long-term disability plans or programs maintained by the Company (or shall receive from the Company the economic equivalent of such coverages in cash) at the level in effect on Executive's date of termination for a period of eighteen months following his date of termination.


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              (b) In the event of a change of control (a "Change of Control")
which is not agreed to in writing by Executive (other than a Change of Control pursuant to contractual obligations existing on the date hereof to which the Company or Executive are bound), Executive may terminate this Agreement, in which event the Company shall pay Executive, upon Executive's execution of a general release of claims in lieu of any other payments or benefits, an amount equal to (i) all Accrued Obligations through the date of termination, (ii) all unpaid salary, whether or not accrued, remaining through the final Renewal Term, plus (iii) an amount equal to $900,000 offset by any Performance Bonus amounts received under this Agreement, all such amount pursuant to subclauses (i) through (iii) shall be paid in a single lump sum within 30 days after the date of termination. In addition, upon the date of termination hereunder, (A) all options which Executive then holds which are not vested shall immediately vest,
(B) the restrictions on any stock held by Executive shall terminate and, (C) Executive, at the Company's expense, shall continue to be a participant in any group health (which may be provided by payment of COBRA continuation coverage premiums), life insurance and long-term disability plans or programs maintained by the Company (or shall receive from the Company the economic equivalent of such coverages in cash) at the level in effect on Executive's date of termination for a period of eighteen months following his date of termination.

              (c) For purposes of this Agreement, "Change of Control" means any of the following:

                  (i) the acquisition by any "person" (as such term is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934) of 30% or more of the voting power of securities of the Company (or securities convertible or exchangeable into voting securities of the Company or beneficially owned by such person) or the acquisition by an existing stockholder of an additional 5% of the voting power of securities of the Company (or securities convertible or exchangeable into


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voting securities of the Company or beneficially owned by such person) over and above that owned by such person as of the date hereof; excluding, however, the following: (x) any acquisition of the Company's securities by the Company or a Subsidiary of the Company, (y) any acquisition of the Company's securities by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary of the Company, or (z) any acquisition by an existing stockholder of the Company as of the date hereof pursuant to a contractual arrangement existing as of the date hereof and by which the Company or Executive is a party and bound thereby; or

                  (ii) any merger, sale of substantially all of the assets, or reorganization, of the Company, under circumstances where the holders of 20% or more of the equity securities of the surviving, acquiring or reorganized entity of such transaction were not holders of 20% or more of the Common Stock of the Company immediately prior to the consummation of such transaction; or

                  (iii) any change in the composition of the Board of Directors of the Company not approved by a majority of the Board prior to such change, other than pursuant to a contractual arrangement existing as of the date hereof and by which the Company or Executive is a party and bound thereby; or

                  (iv) the addition of more than two additional directors to the Board of Directors or a change in 1/3 of the current members of the Board of Directors, in either case, without the written consent of Executive, other than pursuant to a contractual arrangement existing as of the date hereof and by which the Company or Executive is a party and bound thereby.



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                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.1 Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

              If to the Company:
              Skyline Multimedia Entertainment, Inc.
              350 Fifth Avenue, Suite 612
              New York, New York  10118
              Attn: Chairman, Compensation Committee of the Board of Directors

              If to Executive:

              Zalman Silber
              1259 56th Street
              Brooklyn, New York  11219

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6.2 No waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time or any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.3 No Mitigation; No Offset. In the event of Executive's termination of employment, he shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive hereunder on account of any remuneration Executive may obtain from any


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subsequent employment. Any amounts due Executive hereunder are in the nature of liquidated damages, and not in the nature of a penalty.

         6.4 Legal Fees. The Company shall promptly pay or reimburse the Executive for his reasonable costs of enforcing this Agreement, including, specifically, the fees and expenses of his counsel.

         6.5 Arbitration. Any and all disputes or controversies arising out of or relating to this Agreement, other than injunctive relief pursuant to Section 3.4, shall be resolved by arbitration at the American Arbitration Association at its New York City offices before a panel of three arbitrators under the then existing rules and regulations of the American Arbitration Association. The parties agree that in any such arbitration, the arbitrators shall not have the power to reform or modify this Agreement in any way and to that extent their powers are so limited. The determination of the arbitrators shall be final and binding on the parties hereto and judgment on it may be entered in any court of competent jurisdiction. Except as required by law, neither the Company nor Executive shall issue any press release or make any statement which is reasonably foreseeable to become public with respect to any arbitration or dispute between the parties without receiving the prior written consent of the other party to the content of such press release or statement. In the event Executive prevails in such proceedings, as determined by the arbitrators, the Company shall reimburse Executive for all expenses (including, without limitation, reasonable legal fees and expenses) incurred by Executive in connection with such proceeding or any other proceeding in which Executive prevails in contesting or defending any claim or controversy arising out of or relating to this Agreement. All such amounts shall be paid promptly, but in any event within ten (10) days after Executive provides the Company with a statement of such amounts to be recovered. In the event Executive does not prevail in such proceedings, as determined by the arbitrators, each party hereto shall be responsible for their own

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expenses (including, without limitation, legal fees and expenses) incurred in connection with such proceedings.


         6.6 D&O Insurance. The Company agrees to use its best efforts to obtain and maintain a directors and officers liability insurance policy covering Executive in an amount that is no less than the policy currently in effect for senior executives or, if no such policy exists, a sufficient amount to provide such indemnification, and to maintain such policy during the Term and any Renewal Term (and for so long thereafter as is practicable in the circumstances, taking into account the availability of such insurance).

         6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its Conflicts of Laws provisions.

         6.8 Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         6.10 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understanding, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect of such terms as are included in this agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete


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and exclusive statements of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

         6.11 Assignment. Subject to the provisions of Article V hereof, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Any such assignment or delegation without the prior written consent of the other party shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.11, the Company may assign or delegate its rights, duties and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement in accordance with
Section 5.1.

         6.12 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors,

administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, if there be no such designee, to Executive's estate.


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             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   SKYLINE MULTIMEDIA ENTERTAINMENT, INC.
                                   A New York corporation


                                   By: s/Steven Schwartz
                                       ------------------------------------
                                       Steven Schwartz
                                       Executive Vice President-Finance and
                                       Chief Financial Officer



                                            EXECUTIVE


                                       s/Zalman Silber
                                       ------------------------------------
                                       ZALMAN SILBER


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